UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2018

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-3813936-3012593

(Commission File Number)(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois60601

(Address of Principal Executive Offices)(Zip Code)

(773) 244-7000

Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of Byline Bancorp, Inc. (the "Company") increased the size of the Board from seven (7) to eight (8) directors, and appointed William G. Kistner to the newly created directorship, effective immediately. Mr. Kistner, age 67, was also appointed to the Board of Directors of the Company’s bank subsidiary, Byline Bank.

Mr. Kistner brings extensive experience and knowledge with audit and tax matters to the Board. Since his retirement as Vice President, Chief Audit Executive at Northwestern Memorial HealthCare (“NMHC”), Mr. Kistner has continued to serve in a part time advisory role.  Mr. Kistner joined NMHC in 2004 and in 2006 was appointed Vice President of Internal Audit, where he rebuilt the internal audit function, developed a coordinated risk assessment methodology and audit work plans based upon organizational needs.  He coordinated audit committee meetings and reported results of audits and projects to management, the audit committee and the NMHC Board.  Prior to joining NMHC, Mr. Kistner worked at Ernst & Young, LLP for 31 years.  He was a tax partner for 19 years in the Chicago office where he served a variety of clients.  Currently, Mr. Kistner serves on the Board of Trustees of Loyola University Chicago, where he is Chair of its audit committee and serves on the finance and executive committees.  He also is a member of the Board of Directors and Treasurer of Erie Family Health Centers, where he is Chair of the finance committee and serves on the executive committee.  Mr. Kistner received his Bachelor of Business Administration degree in accounting from Loyola University Chicago, his Master of Management degree in finance from the Kellogg Graduate School of Management and is a registered Certified Public Accountant.

Mr. Kistner will serve as a member of the Board's Audit and Compensation Committees. There are no family relationships between Mr. Kistner and any director or other executive officer of the Company nor are there any transactions between Mr. Kistner or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Kistner and any other persons or entities pursuant to which Mr. Kistner was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Kistner will generally be entitled as a non-employee director to participate in the Byline Bancorp, Inc. Director Compensation Program. As such, for 2018, Mr. Kistner is entitled to receive a prorated portion of the annual director retainer of $75,000. Mr. Kistner will also be entitled to receive a prorated portion of the $5,000 annual retainer payable to members of the Audit Committee, and reimbursement of reasonable and substantiated out of pocket expenses incurred in connection with the performance of his duties as director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2018	BYLINE BANCORP, INC. By:/s/ Alberto J. Paracchini Name: Alberto J. Paracchini Title: President and Chief Executive Officer

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